UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      July 9, 2007

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (440) 753-1490

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 9, 2007, Chart Industries, Inc. (the “Company”) entered into an indemnification agreement with James M. Tidwell in connection with the appointment of Mr. Tidwell to the Board of Directors of the Company (the “Board”). The indemnification agreement is in the same form as the existing indemnification agreements the Company has entered into previously with each of its directors and executive officers. In the indemnification agreement, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless Mr. Tidwell to the maximum extent then authorized or permitted by the provisions of the Company’s amended and restated certificate of incorporation, the General Corporation Law of the State of Delaware, or by any amendment(s) thereto.
The description of the indemnification agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors or executive officers was filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2006, and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Directors.
On July 9, 2007, Timothy H. Day and Kenneth W. Moore advised the Company of their intention to resign as directors of the Company effective August 2, 2007. Neither Mr. Day’s nor Mr. Moore’s resignation from the Board involved any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On July 9, 2007, the Company issued a press release announcing the resignations of Messrs. Day and Moore. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.
(d) Appointment of Director.
On July 9, 2007, the Board unanimously appointed James M. Tidwell to fill the vacancy resulting from the March 19, 2007 resignation of Ben A. Guill until the next annual meeting of stockholders of the Company, and until his successor is elected and qualified. Mr. Tidwell was not initially named to any committees of the Board.
Mr. Tidwell’s current and prior business experience includes service currently as the Executive Vice President and Chief Operating Officer of WEDGE Group Incorporated, a privately owned investment company; Chief Financial Officer and Vice President of WEDGE Group Incorporated from January 2000 to January 2007; President of Daniel Measurement and Control from July 1999 to January 2000; Executive Vice President and Chief Financial Officer of Daniel Industries, Inc. from August 1996 to June 1999; and Vice President and Chief Financial Officer of Hydril Company from August 1992 to July 1996. Mr. Tidwell is also a director of T-3 Energy Services, Inc. and Pioneer Drilling Company.
The Board has determined that Mr. Tidwell is an independent director pursuant to Nasdaq Listing Standards and the applicable rules of the SEC. Mr. Tidwell’s compensation for his service as a director will be consistent with that of the Company’s other directors who are not employees of the Company, as described in the Company’s definitive proxy statement filed with the SEC on April 23, 2007 under the caption, “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.
There are no arrangements or understandings between Mr. Tidwell and any person pursuant to which he was appointed as a director. There are no transactions in which Mr. Tidwell has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.
On July 9, 2007, the Company issued a press release announcing Mr. Tidwell’s appointment as a director. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release of the Company, dated July 9, 2007, announcing the resignations of Messrs. Day and Moore and the appointment of James M. Tidwell as director.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc. (Registrant)
Date July 9, 2007	By:	/s/ Michael F. Biehl

Michael F. Biehl Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release of the Company, dated July 9, 2007, announcing the resignations of Messrs. Day and Moore and the appointment of James M. Tidwell as director.